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                                                                    Exhibit 4.1


                                 FIRST AMENDMENT
                               TO RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT ("Amendment") is made and entered into as of the 13th day of November, 2000, by and between HAWK CORPORATION, a Delaware corporation ("Hawk"), and NATIONAL CITY BANK, as successor Rights Agent ("NCB").

                                    RECITALS

         WHEREAS, Hawk and Continental Stock Transfer & Trust Company ("Continental"), as Rights Agent, entered into a Rights Agreement dated as of January 16, 1998 (the "Rights Agreement");

         WHEREAS, capitalized terms used herein without definition have the meanings assigned to them in the Rights Agreement;

         WHEREAS, Hawk has removed Continental as the Rights Agent and appointed NCB as the successor Rights Agent; and

         WHEREAS, Hawk and NCB, as the successor Rights Agent, desire to amend the Rights Agreement as set forth herein;

         NOW, THEREFORE, Hawk and NCB, as the successor Rights Agent, hereby amend the Rights Agreement as follows:

         1. Pursuant to Section 21 of the Rights Agreement, Hawk hereby removes Continental as the Rights Agent effective December 13, 2000 (the "Effective Date").

         2. Pursuant to Section 21 of the Rights Agreement, Hawk hereby appoints NCB as the successor Rights Agent, and NCB hereby accepts said appointment, as of the Effective Date.

         3. As of the Effective Date, Section 26 of the Rights Agreement is hereby amended to provide that any notices or demands authorized by the Rights Agreement to be given to or made on NCB, as the successor Rights Agent, shall be addressed as follows:

                         National City Bank, Dept. 3116
                         Corporate Trust Administration
                         P.O. Box 94915
                         Cleveland, Ohio 44101-4915

         4. As of the Effective Date, the legend set forth in Section 3(c) of the Rights Agreement is hereby amended and restated in its entirety as follows:



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            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Hawk Corporation and National City Bank, as Rights Agent, dated as of January 16, 1998, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Hawk Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Hawk Corporation will mail to the holder of this certificate a summary of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         5. As of the Effective Date, Exhibit B to the Rights Agreement is amended and restated in its entirety as provided in Exhibit B, as amended, attached hereto.

         6. All other provisions of the Rights Agreement shall continue in full force and effect. The Rights Agreement, as amended hereby, contains the entire agreement between the parties with respect to the appointment of a Rights Agent and supersedes all prior agreements, written or oral, with respect thereto. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.


ATTEST:                                       HAWK CORPORATION

By: /s/ Byron S. Krantz                       By: /s/ Ronald E. Weinberg
   ----------------------------                  -----------------------------
    Byron S. Krantz                           Print Name: Ronald E. Weinberg
    Secretary                                 Its: Co-Chairman of the Board


ATTEST:                                       NATIONAL CITY BANK

By: /s/ Sherry L. Damore                      By: /s/ Marlayna J. Jeancierc
   ----------------------------                  -----------------------------
Print Name: Sherry L. Damore                  Print Name: Marlayna J. Jeancierc
Its: Vice President                           Its: Vice President





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                                                           EXHIBIT B, AS AMENDED



                          [FORM OF RIGHTS CERTIFICATE]


Certificate No. R-_____                                     ____________ Rights

         NOT EXERCISABLE AFTER JANUARY 16, 2008, OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO EXCHANGE, AT THE OPTION OF THE COMPANY, AT ONE COMMON SHARE PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]*


                               RIGHTS CERTIFICATE

         This certifies that _________________________, or _______ registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 16, 1998, as amended (the "Rights Agreement"), between HAWK CORPORATION, a Delaware corporation (the "Company"), and NATIONAL CITY BANK, AS RIGHTS AGENT (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Cleveland, Ohio time) on January 16, 2008 at the office of the Rights Agent in New York, New York, one one-thousandth of a fully-paid, nonassessable share of Series E Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $70.00 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 16, 1998, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.


--------------------

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentences.



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         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right, and the redemption price may be satisfied by issuing Common Shares (pursuant to Section 23(a)(i) of the Rights Agreement). In addition, the Rights evidenced by this Rights Certificate may be exchanged by the Company at its option at an exchange ratio of one Common Share per Right.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Rights or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder, as such, of this or any other Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented hereby or thereby, nor shall anything contained herein or in any other Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 of the Rights Agreement), or to receive dividends or other distributions, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised.



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         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company.


Dated:  January 16, 1998


Attested by:                              HAWK CORPORATION


By:______________________________         By:__________________________________
     Byron S. Krantz                         Ronald E. Weinberg
     Secretary                               Co-Chairman of the Board, Co-Chief
                                             Executive Officer and Treasurer


Countersigned:

NATIONAL CITY BANK

By:_______________________________
     Authorized Officer




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                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Rights Certificate)


         FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto___________________________________________________________________________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:
      -----------------------


-----------------------------
         Signature


Signature Guaranteed:


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                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      ------------------------


------------------------------
         Signature


Signature Guaranteed:


------------------------------





                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.




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                          FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to exercise Rights
                     represented by the Rights Certificate)


To:      HAWK CORPORATION

         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock or other securities, cash or assets issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of and deliverable to:

-------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         (Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

-------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         (Please print name and address)


Dated:                                      Signature Guaranteed:
      --------------------------


--------------------------------            ------------------------------------
         Signature



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                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) the Rights evidenced by this Rights Certificate are [ ] are not [ ] being sold, assigned or transferred by or on behalf of a Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

         (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      ----------------------


----------------------------
         Signature


Signature Guaranteed:


-----------------------------





                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.



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